For Additional Information:

Robert S. McCoy, Jr.
Vice Chairman and
Chief Financial Officer, 336-732-5926

Marsha L. Smunt
Investor Relations, 336-732-5788                                   July 19, 2000


                    Wachovia Announces Second Quarter Results

         Wachovia Corporation (NYSE: WB) today announced second quarter 2000 operating earnings of $.70 per diluted share, which includes the effects of the previously announced $200 million pretax loan loss charge of $.64 per share. Operating earnings a year earlier were $1.22 per share. Second quarter operating net income was $143.3 million compared with $253.1 million a year earlier. Excluding the effects of the loan loss charge, operating earnings per share increased 10 percent from a year earlier.

         "Wachovia achieved good revenue growth of 8.5 percent in a challenging interest rate environment," said L.M. Baker, Jr., chairman and chief executive officer. "Loan demand remained strong, net interest margin yields improved and expenses were contained. As expected, revenue growth moderated in certain market-sensitive areas such as investment and capital markets businesses. Timely, prudent actions have been taken to strengthen Wachovia's loan loss reserves in response to pressures that rising interest rates and a slowing economy are placing on the commercial portfolio."

         For the first six months, operating earnings, which excludes nonrecurring charges, were $407.8 million or $2.00 per diluted share in 2000 versus $496.3 million or $2.40 per share in 1999. Reported net income was $137.6 million or $.67 per diluted share for the second quarter of 2000 and $382.3 million or $1.87 per share year to date. Returns on equity and assets reflect the additional loan loss charge recognized in the second quarter.

Wachovia Corporation (WB)                              Second Quarter                      First Six Months
                                              -----------------------------         ---------------------------
Financial Summary *                                2000                1999              2000              1999
-----------------                                  ----                ----              ----              ----
Operating net income ($ millions)                $143.3              $253.1            $407.8            $496.3
Operating earnings per diluted share               $.70               $1.22             $2.00             $2.40
Total revenue ($ millions) **                  $1,119.2            $1,031.2          $2,218.8          $1,982.7
Return on equity                                  9.83%              18.54%            14.16%            18.43%
Return on assets                                   .83%               1.55%             1.19%             1.53%

* excludes nonrecurring charges              **  includes taxable equivalent net interest income and other operating revenue


                                   -Continued-

       Total revenue rose $88 million or 8.5 percent from the second quarter of 1999 and $236.1 million or 11.9 percent from the first six months of 1999. Adjusting for credit card securitization transactions in 1999 and purchase acquisitions completed in 1999 and 2000, total revenue increased approximately 6 percent during the second quarter and about 7 percent year to date. Taxable equivalent net interest income was up $22.2 million or 3.5 percent for the quarter and $32.8 million or 2.6 percent for the first half of 2000. Average loans rose $5.1 billion or 10.9 percent for the second quarter and $4.7 billion or 10.1 percent year to date, led by the real estate loan portfolio. Increases in total other operating revenue for both reporting periods were concentrated in investment fees, credit card income, deposit service charges and credit card processing fees.

       The provision for loan losses was $273.4 million for the three months and $347 million for the first six months of 2000 compared with $74.5 million and $155.2 million in 1999. The increases in 2000 are attributable to the previously announced $200 million additional provision for loan losses recorded in the second quarter to reflect management's concern about the slowing economy and its impact on the financial performance of some corporate customers. Reflecting these pressures, nonperforming assets at June 30, 2000 were $298.7 million, up $52.6 million from the preceding quarter. Net loan losses were $73 million or
 .56 percent of average loans for the quarter and $146.3 million or .57 percent of average loans year to date. Excluding credit cards, net loan losses were .19 percent of loans for the quarter and first half of 2000.

       Noninterest expense, excluding nonrecurring charges, was higher by $50.1 million or 8.8 percent for the second quarter and $167.8 million or 15.8 percent year to date. Increases reflected a higher expense base from the addition of recent acquisitions and were concentrated in personnel, occupancy costs and amortization of intangible assets. Adjusting for acquisitions, noninterest expense increased approximately 2 percent during the second quarter and about 3 percent for the first six months.


Additional information can be found in the Investor Relations section of Wachovia's web site at www.wachovia.com/investor

 W A C H O V I A   C O R P O R A T I O N   A N D   S U B S I D I A R I E S
 FINANCIAL SUMMARY

                                                                         Second                      Six Months Ended
                                           2000            1999          Quarter                         June 30
                                         -------          -------      2000 - 1999         ----------------------------------
                                         Second           Second         Percent                                    Percent
                                         Quarter          Quarter       Variance              2000          1999    Variance
 SELECTED AVERAGE                        -------          -------       ---------          ---------      -------   ---------
      BALANCES
 (millions)
 Total assets                            $69,466          $65,454            6.1             $68,610       $64,934       5.7
 Loans - net of unearned income           52,133           47,012           10.9              51,342        46,638      10.1
 Loans (managed) (4)                      55,528           48,408           14.7              54,482        47,628      14.4
 Securities                                8,407            9,664          (13.0)              8,401         9,444     (11.0)
 Other interest-earning assets             1,241            1,588          (21.9)              1,243         1,451     (14.3)
 Total interest-earning assets            61,781           58,264            6.0              60,986        57,533       6.0
 Interest-bearing deposits                35,663           32,343           10.3              35,268        32,095       9.9
 Short-term borrowed funds                 8,621            9,629          (10.5)              8,771         9,461      (7.3)
 Long-term debt                            8,851            7,998           10.7               8,466         7,814       8.3
 Total interest-bearing liabilities       53,135           49,970            6.3              52,505        49,370       6.4
 Noninterest-bearing deposits              8,373            8,261            1.4               8,346         8,162       2.3
 Total deposits                           44,036           40,604            8.5              43,614        40,257       8.3
 Shareholders' equity                      5,833            5,459            6.9               5,760         5,387       6.9

 CREDIT QUALITY DATA
 (thousands)
 Nonperforming assets                   $298,716         $234,787           27.2            $298,716      $234,787      27.2
 Nonperforming loans                     283,577          209,550           35.3             283,577       209,550      35.3
 Loans past due 90 days or
       more and still accruing           127,218           98,486           29.2             127,218        98,486      29.2
 Net loan losses                          72,958           74,326           (1.8)            146,283       154,652      (5.4)
 Net loan losses (managed) (4)           122,792           83,888           46.4             230,403       166,797      38.1
 Net loan losses excluding credit
      cards                               22,585           13,325           69.5              43,156        26,602      62.2
 Allowance for loan losses               799,351          548,540           45.7             799,351       548,540      45.7
 Nonperforming assets to total
    loans and foreclosed property            .56%             .48%                               .56%          .48%
 Annualized net loan losses to
      average loans                          .56              .63                                .57           .66
 Annualized net loan losses to
       average loans (managed) (4)           .88              .69                                .85           .70
 Annualized net loan losses to
      average loans excluding
      credit cards                           .19              .13                                .19           .13
 Allowance for loan losses to total
      loans                                 1.50             1.13                               1.50          1.13
 Allowance for loan losses times
    nonperforming loans                     2.82x            2.62x                              2.82x         2.62x

 SELECTED FINANCIAL DATA AT PERIOD-END
 (millions, except per share data)
 Total assets                                                                                $70,811       $67,013       5.7
 Interest-earning assets                                                                      63,244        59,739       5.9
 Loans - net of unearned income                                                               53,152        48,428       9.8
 Loans (managed) (4)                                                                          56,547        49,824      13.5
 Deposits                                                                                     42,586        40,816       4.3
 Shareholders' equity                                                                          5,936         5,427       9.4
 Shareholders' equity to total assets                                                           8.38%         8.10%
 Risk-based capital ratios:
      Tier I capital                                                                             7.4(2)        7.6
      Total capital                                                                             11.1(2)       11.1
 Per share:
      Book value                                                                              $29.20        $26.83       8.8
      Common stock closing price (NYSE)                                                       $54.25        $85.56     (36.6)
 Common shares outstanding (thousands)                                                       203,267       202,231        .5

 (1) Excludes the effects of nonrecurring merger-related and litigation settlement charges
 (2)  Estimated
 (3)  Excludes the effects of purchase accounting-related intangibles
 (4)  Includes securitized credit card receivables

 W A C H O V I A   C O R P O R A T I O N   A N D   S U B S I D I A R I E S
 FINANCIAL SUMMARY

                                                                      Second                       Six Months Ended
                                          2000        1999           Quarter                          June 30
                                        --------    --------        2000 - 1999        --------------------------------------
                                         Second       Second          Percent                                         Percent
                                        Quarter      Quarter         Variance             2000          1999         Variance
 SUMMARY OF OPERATIONS                  -------      -------         --------          ----------    ------------   ---------
 (thousands, except per
      share data)
 Interest income -
      taxable equivalent              $1,334,665    $1,156,297           15.4          $2,589,323      $2,296,835        12.7
 Interest expense                        685,729       529,603           29.5           1,311,590       1,051,912        24.7
                                      ----------    ----------                          ---------       ---------
 Net interest income -
      taxable equivalent                 648,936       626,694            3.5           1,277,733       1,244,923         2.6
 Taxable equivalent
      adjustment                           9,554         9,692           (1.4)             18,855          19,845        (5.0)
                                      ----------    ----------                          ---------       ---------
 Net interest income                     639,382       617,002            3.6           1,258,878       1,225,078         2.8
 Provision for loan losses               273,365        74,525          266.8             347,031         155,161       123.7
                                      ----------    ----------                          ---------       ---------
 Net interest income after
      provision for loan
      losses                             366,017       542,477          (32.5)            911,847       1,069,917       (14.8)
 Other operating revenue                 470,299       404,544           16.3             941,098         737,813        27.6
 Securities gains                             59        10,453                                226          10,687
                                      ----------    ----------                          ---------       ---------
 Total other income                      470,358       414,997           13.3             941,324         748,500        25.8
 Personnel expense                       335,491       307,752            9.0             679,372         578,938        17.3
 Merger-related charges                    8,872         8,347                             17,030           8,347
 Litigation settlement charge                  -             -                             20,000               -
 Other expense                           286,928       264,518            8.5             552,867         485,530        13.9
                                      ----------    ----------                          ---------       ---------
 Total other expense                     631,291       580,617            8.7           1,269,269       1,072,815        18.3
 Income before income taxes              205,084       376,857          (45.6)            583,902         745,602       (21.7)
 Applicable income taxes                  67,513       129,307          (47.8)            201,624         254,816       (20.9)
                                      ----------    ----------                          ---------       ---------
 Net income                             $137,571      $247,550          (44.4)           $382,278        $490,786       (22.1)
                                      ==========    ==========                          =========       =========

 Net income per common share:
      Basic                                 $.68         $1.21          (43.8)              $1.89           $2.41       (21.6)
      Diluted                               $.67         $1.19          (43.7)              $1.87           $2.37       (21.1)
 Cash dividends paid per
      common share                          $.54          $.49           10.2               $1.08            $.98        10.2
 Average basic shares
      outstanding                        202,728       203,746            (.5)            202,596         203,434         (.4)
 Average diluted shares
      outstanding                        204,572       207,400           (1.4)            204,392         207,181        (1.3)

 PERFORMANCE RATIOS
 (averages)
 Annualized net yield on
      interest-earning assets               4.22%         4.31%                              4.21%           4.36%
 Annualized return on assets                 .79          1.51                               1.11            1.51
 Annualized return on
      shareholders' equity                  9.43         18.14                              13.27           18.22
 Overhead ratio                            56.40         56.30                              57.20           54.11

 OPERATING PERFORMANCE
      EXCLUDING NONRECURRING
      ITEMS (1)
 Net income                             $143,337      $253,060          (43.4)           $407,847        $496,296       (17.8)
 Net income per diluted
      common share                          $.70         $1.22          (42.6)              $2.00           $2.40       (16.7)
 Annualized return on
      assets                                 .83%         1.55%                              1.19%           1.53%
 Annualized return on
      shareholders' equity                  9.83         18.54                              14.16           18.43
 Overhead ratio                            55.61         55.49                              55.54           53.69

 CASH-BASIS FINANCIAL
      INFORMATION (1), (3)
 Net income                             $162,566      $263,529          (38.3)           $444,154        $515,953       (13.9)
 Net income per diluted
       common share                         $.79         $1.27          (37.8)              $2.17           $2.49       (12.9)
 Annualized return on
      assets                                 .95%         1.63%                              1.32%           1.61%
 Annualized return on
      shareholders' equity                 13.84         22.36                              19.02           21.95
 Overhead ratio                            53.48         54.31                              53.52           52.52

 (1) Excludes the effects of nonrecurring merger-related and litigation settlement charges
 (2)  Estimated
 (3)  Excludes the effects of purchase accounting-related intangibles
 (4)  Includes securitized credit card receivables